UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2014
______________
Power Integrations, Inc.
(Exact name of Registrant as specified in its charter)
______________

Delaware	000-23441	94-3065014
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5245 Hellyer Avenue
San Jose, California 95138-1002
(Address of principal executive offices)

(408) 414-9200
(Registrant’s telephone number, including area code)
______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders
Power Integrations, Inc. held its Annual Meeting of Stockholders on May 19, 2014. The following is a brief description of each matter voted upon at the Annual Meeting, as well as the final tally of the number of votes cast for or against each matter, and the number of abstentions and broker non-votes with respect to each matter.
1. Power Integrations’ stockholders elected each of the directors proposed by Power Integrations for re-election, to serve until Power Integrations’ 2015 Annual Meeting of Stockholders or until his respective successor has been elected and qualified. The tabulation of votes on this matter was as follows:

Nominee	Shares Voted For	Shares Withheld
Balu Balakrishnan	27,808,898	171,828
Alan D. Bickell	27,679,250	301,476
Nicholas E. Brathwaite	27,792,107	188,619
William L. George	27,861,293	119,433
Balakrishnan S. Iyer	27,727,308	253,418
E. Floyd Kvamme	27,135,692	845,034
Steven J. Sharp	27,808,687	172,039

There were 1,329,049 broker non-votes for this proposal.

2. Power Integrations’ stockholders approved, on an advisory basis, a resolution approving the compensation of Power Integrations’ named executive officers, as disclosed in Power Integrations’ proxy statement. The tabulation of votes on this matter was as follows:

Shares voted for:	26,791,859
Shares voted against:	1,140,812
Shares abstaining:	48,055
Broker non-votes	1,329,049

3. Power Integrations’ stockholders ratified the selection of Deloitte & Touche LLP as the independent registered public accounting firm of Power Integrations for its fiscal year ending December 31, 2014. The tabulation of votes on this matter was as follows:

Shares voted for:	28,943,273
Shares voted against:	306,525
Shares abstaining:	59,977
Broker non-votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power Integrations, Inc.

By:	/s/ Sandeep Nayyar
	Name:	Sandeep Nayyar
	Title:	Chief Financial Officer

 Dated:  May 21, 2014